UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

LQR HOUSE INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LQR HOUSE INC.
6800 Indian Creek Dr. Suite 1E

Miami Beach, FL 33141
(786) 389-9771
www.lqrhouse.com

December 5, 2024

AMENDMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

LQR HOUSE INC.

TO BE HELD ON THURSDAY, DECEMBER 19, 2024

This amendment, dated December 5, 2024 (this “Amendment”), amends and supplements the definitive proxy statement on Schedule 14A, filed by LQR House Inc. (the “Company”) with the Securities and Exchange Commission on November 26, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Proxy Statement”). Terms used in this Amendment that are not defined have the meaning given to them in the Proxy Statement. Except as described in this Amendment, the information provided in the Proxy Statement is not amended, supplemented or otherwise modified. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Amendment amends the Proxy Statement to correct an inadvertent error in the Proxy Statement regarding the required quorum needed to hold the Annual Meeting.

The answer to a question “How many votes must be present to hold the Annual Meeting?” on page 7 of the Proxy Statement is amended by replacing the word “a majority” with “33 1/3%” as set forth below (see underlined language):

“A: Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting online or if you properly return a proxy by internet, telephone or mail. In order for us to conduct our Annual Meeting, 33 1/3 % of the outstanding shares of stock, as of the Record Date, entitled to vote must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.”